Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,466	$2,315
Short-term investments	1,896	514
Accounts receivable, net	72	77
Mortgage loans held for sale	41	107
Prepaid expenses and other current assets	126	140
Restricted cash	2	1
Current assets of discontinued operations	—	4,526
Total current assets	3,603	7,680
Contract cost assets	23	35
Property and equipment, net	271	215
Right of use assets	126	130
Goodwill	2,374	2,374
Intangible assets, net	154	176
Other assets	12	3
Noncurrent assets of discontinued operations	—	82
Total assets	$6,563	$10,695
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$20	$11
Accrued expenses and other current liabilities	90	89
Accrued compensation and benefits	48	61
Borrowings under credit facilities	37	113
Deferred revenue	44	51
Lease liabilities, current portion	31	24
Current liabilities of discontinued operations	—	3,533
Total current liabilities	270	3,882
Lease liabilities, net of current portion	139	148
Convertible senior notes	1,660	1,319
Other long-term liabilities	12	5
Total liabilities	2,081	5,354
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,109	7,001
Accumulated other comprehensive income (loss)	(15)	7
Accumulated deficit	(1,612)	(1,667)
Total shareholders’ equity	4,482	5,341
Total liabilities and shareholders’ equity	$6,563	$10,695

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$435	$535	$1,958	$2,132
Cost of revenue (1)	89	95	367	323
Gross profit	346	440	1,591	1,809
Operating expenses:
Sales and marketing (1)	162	183	664	715
Technology and development (1)	129	102	498	421
General and administrative (1)	128	111	498	414
Restructuring costs (1)	10	10	24	10
Acquisition-related costs	—	1	—	9
Integration costs	—	1	—	1
Total operating expenses	429	408	1,684	1,570
Income (loss) from continuing operations	(83)	32	(93)	239
Loss on extinguishment of debt	—	—	—	(17)
Other income, net	24	2	43	7
Interest expense	(9)	(29)	(35)	(128)
Income (loss) from continuing operations before income taxes	(68)	5	(85)	101
Income tax benefit (expense)	(4)	1	(3)	1
Net income (loss) from continuing operations	(72)	6	(88)	102
Net loss from discontinued operations, net of income taxes	—	(267)	(13)	(630)
Net loss	$(72)	$(261)	$(101)	$(528)
Net income (loss) from continuing operations per share
Basic	$(0.31)	$0.02	$(0.36)	$0.41
Diluted	$(0.31)	$0.02	$(0.36)	$0.39
Net loss per share:
Basic	$(0.31)	$(1.03)	$(0.42)	$(2.11)
Diluted	$(0.31)	$(1.00)	$(0.42)	$(2.02)
Weighted-average shares outstanding:
Basic	236,246	254,013	242,163	249,937
Diluted	236,246	261,181	242,163	261,826
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$2	$16	$9
Sales and marketing	17	11	63	42
Technology and development	42	25	165	103
General and administrative	47	34	189	122
Restructuring costs	—	1	2	1
Share-based compensation - continuing operations	$110	$73	$435	$277
Other Financial Data:
Income (loss) from continuing operations before income taxes:
IMT segment	$(22)	$138	$160	$545
Mortgages segment	(51)	(26)	(167)	(52)
Homes segment	(13)	(79)	(93)	(254)
Corporate items (2)	18	(28)	15	(138)
Total income (loss) from continuing operations before income taxes	$(68)	$5	$(85)	$101
Adjusted EBITDA (3):
IMT segment	$113	$221	$672	$854
Mortgages segment	(32)	(14)	(92)	(9)
Homes segment	(8)	(53)	(66)	(191)
Total Adjusted EBITDA	$73	$154	$514	$654
(2) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income, net and interest costs on our convertible senior notes included in interest expense.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss on a consolidated basis and income (loss) from continuing operations before income taxes for each segment, the most directly comparable GAAP financial measures, for each of the periods presented. Adjusted EBITDA on a consolidated basis and for each segment excludes the impact of discontinued operations.

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(101)	$(528)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	157	130
Share-based compensation	451	312
Amortization of right of use assets	23	23
Amortization of contract cost assets	30	42
Amortization of debt discount and debt issuance costs	26	104
Loss on extinguishment of debt	21	17
Impairment and restructuring costs	—	57
Inventory valuation adjustment	9	408
Other adjustments to reconcile net loss to net cash provided by (used in) operating activities	(3)	12
Changes in operating assets and liabilities:
Accounts receivable	82	(82)
Mortgage loans held for sale	66	224
Inventory	3,904	(3,827)
Prepaid expenses and other assets	6	(82)
Contract cost assets	(18)	(26)
Lease liabilities	(21)	(29)
Accounts payable	3	5
Accrued expenses and other current liabilities	(71)	61
Accrued compensation and benefits	(60)	13
Deferred revenue	(7)	1
Other long-term liabilities	7	(12)
Net cash provided by (used in) operating activities	4,504	(3,177)
Investing activities
Proceeds from maturities of investments	802	2,206
Purchases of investments	(2,191)	(516)
Purchases of property and equipment	(115)	(74)
Purchases of intangible assets	(25)	(31)
Cash paid for acquisitions, net	(4)	(497)
Net cash provided by (used in) investing activities	(1,533)	1,088
Financing activities
Proceeds from issuance of Class C capital stock, net of issuance costs	—	545
Proceeds from issuance of term loan, net of issuance costs	—	1,138
Proceeds from borrowings on credit facilities	—	3,618
Repayments of borrowings on credit facilities	(2,206)	(1,780)
Net repayments on warehouse line of credit and repurchase agreements	(76)	(197)
Repurchases of Class A common stock and Class C capital stock	(947)	(302)
Settlement of long-term debt	(1,158)	(1)
Proceeds from exercise of stock options	46	127
Net cash provided by (used in) financing activities	(4,341)	3,148
Net increase (decrease) in cash, cash equivalents and restricted cash during period	(1,370)	1,059
Cash, cash equivalents and restricted cash at beginning of period	2,838	1,779
Cash, cash equivalents and restricted cash at end of period	$1,468	$2,838
Supplemental disclosures of cash flow information
Cash paid for interest	$50	$109
Cash paid for taxes	6	—
Noncash transactions:
Write-off of fully amortized intangible assets	$203	$58
Write-off of fully depreciated property and equipment	53	49
Capitalized share-based compensation	51	30
Issuance (settlement) of beneficial interests in securitizations	(79)	63

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of discontinued operations, share-based compensation, restructuring costs, acquisition-related costs, the loss on extinguishment of debt and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of discontinued operations, share-based compensation, restructuring costs, acquisition-related costs, the loss on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss, as reported	$(72)	$(261)	$(101)	$(528)
Net loss from discontinued operations, net of income taxes	—	267	13	630
Share-based compensation	110	72	433	276
Restructuring costs	10	10	24	10
Acquisition-related costs	—	1	—	9
Loss on extinguishment of debt	—	—	—	17
Income tax expense (benefit)	4	(1)	3	(1)
Net income, adjusted	$52	$88	$372	$413
Non-GAAP net income per share:
Basic	$0.22	$0.35	$1.54	$1.65
Diluted	$0.21	$0.34	$1.43	$1.58
Weighted-average shares outstanding:
Basic	236,246	254,013	242,163	249,937
Diluted	262,391	261,181	269,106	261,826
Diluted non-GAAP net income per share - for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class A common stock and Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class A common stock and Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Denominator for basic calculation	236,246	254,013	242,163	249,937
Effect of dilutive securities:
Option awards	457	5,515	1,118	9,304
Unvested restricted stock units	242	1,653	379	2,585
Convertible senior notes due in 2024 and 2026	25,446	—	25,446	—
Denominator for dilutive calculation	262,391	261,181	269,106	261,826

Segment Results of Operations
The following tables present our segment results for the periods presented (in millions, unaudited):

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	IMT	Mortgages	Homes	IMT	Mortgages	Homes
Revenue:
Premier Agent	$283	$—	$—	$354	$—	$—
Rentals	68	—	—	60	—	—
Other	66	—	—	70	—	—
Mortgages	—	18	—	—	51	—
Total revenue	417	18	—	484	51	—
Cost of revenue	72	14	3	62	22	11
Gross profit (loss)	345	4	(3)	422	29	(11)
Operating expenses:
Sales and marketing	142	18	2	139	28	16
Technology and development	115	13	1	74	8	20
General and administrative	101	22	5	69	19	23
Restructuring costs	6	2	2	—	1	9
Acquisition-related costs	—	—	—	1	—	—
Integration costs	—	—	—	1	—	—
Total operating expenses	364	55	10	284	56	68
Income (loss) from continuing operations	(19)	(51)	(13)	138	(27)	(79)
Segment other income (expense), net	(3)	1	—	—	2	—
Segment interest expense	—	(1)	—	—	(1)	—
Income (loss) from continuing operations before income taxes (1)	$(22)	$(51)	$(13)	$138	$(26)	$(79)

	Year Ended December 31, 2022			Year Ended December 31, 2021
	IMT	Mortgages	Homes	IMT	Mortgages	Homes
Revenue:
Premier Agent	$1,291	$—	$—	$1,396	$—	$—
Rentals	274	—	—	264	—	—
Other	274	—	—	226	—	—
Mortgages	—	119	—	—	246	—
Total revenue	1,839	119	—	1,886	246	—
Cost of revenue	275	68	24	203	84	36
Gross profit (loss)	1,564	51	(24)	1,683	162	(36)
Operating expenses:
Sales and marketing	572	79	13	552	109	54
Technology and development	438	50	10	318	32	71
General and administrative	375	85	38	258	72	84
Restructuring costs	12	4	8	—	1	9
Acquisition-related costs	—	—	—	9	—	—
Integration costs	—	—	—	1	—	—
Total operating expenses	1,397	218	69	1,138	214	218
Income (loss) from continuing operations	167	(167)	(93)	545	(52)	(254)
Segment other income (expense), net	(7)	3	—	—	5	—
Segment interest expense	—	(3)	—	—	(5)	—
Income (loss) from continuing operations before income taxes (1)	$160	$(167)	$(93)	$545	$(52)	$(254)
(1) The following table presents the reconciliation of total segment income (loss) from continuing operations before income taxes to consolidated income (loss) from continuing operations before income taxes for the periods presented (in millions, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total segment income (loss) from continuing operations before income taxes	$(86)	$33	$(100)	$239
Corporate interest expense	(8)	(28)	(32)	(123)
Corporate other income	26	—	47	2
Loss on extinguishment of debt	—	—	—	(17)
Consolidated income (loss) from continuing operations before income taxes	$(68)	$5	$(85)	$101

Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income, net and interest costs on our convertible senior notes included in interest expense.

Key Metrics
The following table presents our visits and average monthly unique users for each of the periods presented (in millions, except percentages):

	Three Months Ended December 31,		2021 to 2022 % Change
	2022	2021

Visits (1)	2,179	2,284	(5)%
Average monthly unique users (2)	198	198	—%
(1)Visits includes visits to the Zillow, Trulia and StreetEasy mobile apps and websites. We measure Zillow and StreetEasy visits with Google Analytics and Trulia visits with Adobe Analytics.
(2)Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended December 31,		2021 to 2022 % Change
	2022	2021
Purchase loan origination volume	$237	$331	(28)%
Refinance loan origination volume	5	559	(99)%
Total loan origination volume	$242	$890	(73)%

Selected Historical Data

Beginning in the first quarter of 2023, we plan to report our financial results as a single reportable segment and will report revenue categories of Residential, Rentals, Mortgages and Other. The following tables set forth historical revenue from continuing operations by these revenue categories for each of the periods presented (in millions, unaudited):

	Three Months Ended				Year Ended December 31, 2022
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Residential	$418	$392	$372	$340	$1,522
Rentals	61	71	74	68	274
Mortgages	46	29	26	18	119
Other	11	12	11	9	43
Total revenue	$536	$504	$483	$435	$1,958

	Three Months Ended				Year Ended December 31, 2021
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Residential	$373	$390	$398	$411	$1,572
Rentals	64	73	67	60	264
Mortgages	68	57	70	51	246
Other	9	13	15	13	50
Total revenue	$514	$533	$550	$535	$2,132